Exhibit 99.1

Investor Contacts:	Media Contact:
Antonella Franzen	Stephen Wasdick
+1-609-720-4665	+1-609-806-2262
afranzen@tyco.com	swasdick@tyco.com

Leila Peters
+1-609-720-4545
lpeters@tyco.com

FOR IMMEDIATE RELEASE

TYCO REPORTS FOURTH QUARTER 2014 EARNINGS FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.56 PER SHARE AND GAAP LOSS OF $0.17 PER SHARE

•	Revenue in the quarter of $2.7 billion increases 4%, with 3% organic growth, led by the Global Products segment, which had organic growth of 8%

•	Full year revenue of $10.3 billion increases 3% on a nominal and organic basis

•	Before special items, segment operating margin improves 20 basis points for the quarter and increases 90 basis points for the year to 13.9%

•	Diluted EPS from continuing operations before special items increases 19% for the quarter and 20% for the year

•	The company repurchased 23 million shares for $1.0 billion during the quarter, bringing the full-year total to 42 million shares repurchased for $1.8 billion

•	As previously announced, the Board of Directors approved an additional $1.0 billion authorization for share repurchases

(Income and EPS amounts are attributable to Tyco common shareholders)
($ millions, except per-share amounts)
(All prior periods have been recast to reflect certain businesses as discontinued operations)

	Q4 2014	Q4 2013	% Change	FY14	FY13	% Change
Revenue	$2,704	$2,610	4%	$10,340	$10,073	3%
Segment Operating Income	$347	$315	10%	$1,317	$1,028	28%
Operating (Loss) Income	$(200)	$235		$697	$709
(Loss) Income from Continuing Operations	$(76)	$135		$794	$443
Diluted EPS from Continuing Operations	$(0.17)	$0.29		$1.71	$0.94
Special Items	$(0.73)	$(0.18)		$(0.28)	$(0.72)
Segment Operating Income Before Special Items	$383	$365	5%	$1,435	$1,308	10%
Income from Continuing Ops Before Special Items	$252	$218	16%	$922	$785	17%
Diluted EPS from Continuing Ops Before Special Items	$0.56	$0.47	19%	$1.99	$1.66	20%

NEUHAUSEN, Switzerland, Nov. 13, 2014 - Tyco (NYSE: TYC) today reported GAAP diluted loss per share from continuing operations for the fiscal fourth quarter of 2014 of $0.17 and diluted earnings per share (EPS) from continuing operations before special items of $0.56. Revenue in the quarter increased 4% versus the prior year to $2.7 billion. Organic revenue grew 3% in the quarter, with growth across all segments, led by Global Products with an 8% increase from the prior year quarter. Acquisitions contributed 1 percentage point of growth, which was partially offset by the impact of divestitures.

For the full year, the company reported GAAP diluted EPS from continuing operations of $1.71 and diluted EPS from continuing operations before special items of $1.99. Revenue of $10.3 billion increased 3%. Organic revenue growth for the year was 3% led by Global Products with 6% organic growth. Acquisitions contributed 2 percentage points of growth, which was offset by divestitures and changes in foreign currency exchange rates.

“This was another solid quarter and a strong finish to our second year as the new Tyco,” said Tyco Chief Executive Officer George Oliver. “Our organic growth in the quarter was led by our strong technology position in our Global Products businesses, where we grew 8%. This, coupled with our continued productivity initiatives and capital allocation, drove a 19% increase in earnings per share for the quarter.

“Overall, I am very pleased with our performance this past year -- we delivered strong results, have taken strategic action with our portfolio management with focused acquisitions and divestitures, and have returned excess cash to shareholders, all of which resulted in a 20% increase in earnings per share for the year,” Mr. Oliver added.

As previously disclosed, the company recorded charges totaling $465 million in the quarter ended Sept. 26, 2014, related to legacy asbestos liabilities, including $225 million related to an agreement in principle to settle Yarway claims and $240 million in respect of non-Yarway liabilities.

Organic revenue, free cash flow, operating income, segment operating income, and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables. Additional schedules as well as fourth quarter review slides can be found in the Investor Relations section of Tyco’s website at http://investors.tyco.com.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated. All dollar amounts are pre-tax and stated in millions. As previously disclosed, during the fiscal third quarter the company decided to sell certain businesses previously reported within its Rest of World Installation & Services operating segment. Additionally, in the fiscal third quarter, the company completed the sale of its South Korean security business, ADT Korea. The results of these businesses have been classified as discontinued operations for the current and historical periods. The revenue and operating income results shown below have been adjusted to reflect these changes in all periods presented. All comparisons are to the fiscal fourth quarter or full year of 2013 unless otherwise indicated.

North America Installation & Services

	Q4 2014	Q4 2013	% Change	FY 14	FY 13	% Change
Revenue	$1,012	$996	2%	$3,876	$3,891	-
Operating Income	$117	$113	4%	$450	$388	16%
Operating Margin	11.6%	11.3%		11.6%	10.0%
Special Items	$(17)	$(20)		$(64)	$(86)
Operating Income Before Special Items	$134	$133	1%	$514	$474	8%
Operating Margin Before Special Items	13.2%	13.4%		13.3%	12.2%

Revenue of $1.0 billion for the quarter increased 2% over the prior year. Installation revenue growth of 6% was partially offset by a 2% decline in service, for total organic revenue growth of 2%. Backlog of $2.5 billion increased 3% year over year and increased 1% on a quarter sequential basis, excluding the impact of foreign currency.

Operating income for the quarter was $117 million and the operating margin was 11.6%. Special items of $17 million consisted primarily of separation and restructuring charges. Before special items, operating income was $134 million and the operating margin was 13.2%. Improved execution and the benefit of restructuring and productivity initiatives were more than offset by a $10 million charge related to a legal matter that arose in 2007, which negatively impacted the operating margin by 100 basis points.

Revenue for the full year of $3.9 billion was relatively consistent with the prior year. Organic growth of 1% and the benefit of acquisitions were offset by the impact of divestitures and changes in foreign currency exchange rates. Operating income was $450 million and included $64 million of special items. Before special items, operating income was $514 million and the operating margin increased 110 basis points to 13.3%.

Rest of World Installation & Services

	Q4 2014	Q4 2013	% Change	FY 14	FY 13	% Change
Revenue	$1,011	$987	2%	$3,920	$3,843	2%
Operating Income	$101	$83	22%	$409	$333	23%
Operating Margin	10.0%	8.4%		10.4%	8.7%
Special Items	$(17)	$(27)		$(42)	$(80)
Operating Income Before Special Items	$118	$110	7%	$451	$413	9%
Operating Margin Before Special Items	11.7%	11.1%		11.5%	10.7%

Revenue of $1.0 billion for the quarter increased 2% compared to the prior year. Organic revenue growth of 2% consisted of 6% growth in installation, partially offset by a 2% decline in service revenue. Acquisitions contributed 2% to revenue growth, which was offset by the impact of divestitures. Backlog of $2.2 billion increased 6% year over year and, due to normal seasonality, declined 3% on a quarter sequential basis, excluding the impact of foreign currency.

Operating income for the quarter was $101 million and the operating margin was 10.0%. Special items of $17 million consisted primarily of restructuring charges. Before special items, operating income was $118 million, and the operating margin improved 60 basis points to 11.7%.

Revenue for the full year was $3.9 billion, increasing 2% year over year with organic revenue growth of 2%. Acquisitions contributed 3 percentage points of growth, which was offset by the impact of divestitures and changes in foreign currency exchange rates. Operating income was $409 million and included $42 million of special items. Before special items, operating income was $451 million and the operating margin expanded 80 basis points to 11.5%.

Global Products

	Q4 2014	Q4 2013	% Change	FY 14	FY 13	% Change
Revenue	$681	$627	9%	$2,544	$2,339	9%
Operating Income	$129	$119	8%	$458	$307	49%
Operating Margin	18.9%	19.0%		18.0%	13.1%
Special Items	$(2)	$(3)		$(12)	$(114)
Operating Income Before Special Items	$131	$122	7%	$470	$421	12%
Operating Margin Before Special Items	19.2%	19.5%		18.5%	18.0%

Revenue of $681 million for the quarter increased 9%, including a 1% benefit from acquisitions. Organic revenue grew 8%, with growth across all three product platforms.

Operating income for the quarter was $129 million and the operating margin was 18.9%. Special items totaled $2 million. Before special items, operating income was $131 million and the operating margin was 19.2%. Operating leverage on increased revenue and the benefit of productivity initiatives were more than offset by the timing of incremental R&D investments as well as non-cash purchase accounting. Together, these items impacted the operating margin by 220 basis points.

Revenue for the full year of $2.5 billion increased 9% year over year, with organic revenue growth of 6%. Acquisitions contributed 3 percentage points to growth. Operating income was $458 million and included $12 million of special items. Before special items, operating income was $470 million and the operating margin expanded 50 basis points to 18.5%.

OTHER ITEMS

•
For the full year, cash from operating activities was $831 million and free cash flow was $528 million, which included a cash outflow of $473 million, primarily related to payments under the company's tax sharing agreements, as well as restructuring and separation activities. Adjusted free cash flow for the year was $1.0 billion.

•
Corporate expense was $63 million for the quarter and $230 million for the year, both before special items. On a GAAP basis, corporate expense was $547 million for the quarter and $620 million for the year, both of which included a charge of $465 million related to asbestos liabilities.

•	The tax rate before special items was 17.5% for the quarter and 17.2% for the year.

•
The company repurchased 23 million shares for $1.0 billion during the quarter, bringing the full-year total to 42 million shares repurchased for $1.8 billion. Since the close of the fiscal fourth quarter, the company repurchased 10 million shares for $417 million. The company now has $1.0 billion remaining on its share repurchase authorization.

•	Subsequent to the quarter's close, the company completed the previously announced acquisition of a security business in Brazil.

•	The company expects to complete the change in its jurisdiction of incorporation to Ireland, which was approved by shareholders on September 9, 2014, in November 2014.

•
The company will host an investor meeting on November 21, 2014, in New York to discuss its growth strategy and long-term outlook through fiscal year 2018.  Investors and the general public are invited to attend the event by registering at http://www.tycid2014.com/ or to view a webcast of the meeting in listen-only mode through Tyco’s website at http://investors.tyco.com. A replay of the webcast and the supporting presentation materials will be available at the same website.

ABOUT TYCO

Tyco (NYSE: TYC) is the world’s largest pure-play fire protection and security company. Tyco provides more than three million customers around the globe with the latest fire protection and security products and services. A company with $10+ billion in annual revenue, Tyco has over 57,000 employees in more than 900 locations across 50 countries serving various end markets, including commercial, institutional, governmental, retail, industrial, energy, residential and small business. For more information, visit www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s fourth quarter results for 2014 during a conference call and webcast for investors today beginning at 8:00 a.m. Eastern time (ET), which can be accessed in the following ways:

•	Live via webcast - through the Investor Relations section of Tyco’s website at http://investors.tyco.com,

•
Live via telephone (for “listen-only” participants and those who would like to ask a question) - by dialing 800-857-9797 (in the United States) or 517-308-9262 (outside the United States), passcode “Tyco”,

•
Replay via telephone - by dialing 866-499-4547 (in the United States) or 203-369-1805 (outside the United States), passcode 7522, from 10:00 a.m. (ET) on November 13, 2014, until 11:59 p.m. (ET) on November 20, 2014, and

•	Replay via webcast - through the “Presentations & Webcasts” link on the Investor Relations section of Tyco’s website: http://investors.tyco.com.

NON-GAAP MEASURES

Organic revenue, free cash flow (outflow) (FCF), and income from continuing operations, earnings per share (EPS) from continuing operations, operating income and segment operating income, in each case “before special items,” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that either do not reflect the underlying results and trends of the Company’s businesses or are not completely under management’s control. There are limitations associated with organic revenue, such as the fact that, as presented herein, the metric may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using organic revenue in combination with the GAAP numbers. Organic revenue may be used as a component in the company’s incentive compensation plans.

FCF is a useful measure of the company's cash that permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation and is available to service debt and make investments. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. It, or a measure that is based on it, may be used as a component in the company's incentive compensation plans. The difference reflects the impact from:

•	net capital expenditures,

•	dealer generated accounts and bulk accounts purchased,

•	cash paid for purchase accounting and holdback liabilities, and

•	voluntary pension contributions.

Capital expenditures and dealer generated and bulk accounts purchased are subtracted because they represent long-term investments that are required for normal business activities. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions are added because this activity is driven by economic financing decisions rather than operating activity. In addition, the company presents adjusted free cash flow, which is free cash flow, adjusted to exclude the cash impact of the special items highlighted below. This number provides information to investors regarding the cash impact of certain items management believes are useful to identify, as described below.

The limitation associated with using these cash flow metrics is that they adjust for cash items that are ultimately within management's and the Board of Directors' discretion to direct and therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. Furthermore, these non-GAAP metrics may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using FCF in combination with the GAAP cash flow numbers.

The company has presented its income and EPS from continuing operations, operating income and segment operating income before special items. Special items include charges and gains related to divestitures, acquisitions, restructurings, impairments, certain changes to accounting methodologies, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes these measures to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. The Company also presents its effective tax rate as adjusted for special items for consistency, and presents corporate expense excluding special items. One or more of these measures may be used as components in the company's incentive compensation plans. These measures are useful for investors because they may permit more meaningful comparisons of the company's underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of the special items noted above on the applicable GAAP measure. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company's reported GAAP metrics, and these non-GAAP metrics may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company provides general corporate services to its segments and those costs are reported in the "Corporate and Other" segment. This segment's operating income (loss) is presented as "Corporate Expense." Segment Operating Income represents Tyco’s operating income excluding the Corporate and

Other segment, and reflects the results of Tyco’s three operating segments. Segment Operating Income before special items reflects GAAP operating income adjusted for the special items noted in the paragraph above.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. In many cases forward-looking statements are identified by words, and variations of words, such as "anticipate", "estimate", "believe", “commit”, "confident", "continue", "could", "intend", "may", "plan", "potential", "predict", "positioned", "should", "will", "expect", "objective", "projection", "forecast", "goal", "guidance", "outlook", "effort", "target", and other similar words. However, the absence of these words does not mean the statements are not forward-looking. Examples of forward-looking statements include, but are not limited to, revenue, operating income, earnings per share and other financial projections, statements regarding the health and growth prospects of the industries and end markets in which Tyco operates, the leadership, resources, potential, priorities, and opportunities for Tyco in the future, Tyco’s credit profile, capital allocation priorities and other capital market related activities, and statements regarding Tyco's acquisition, divestiture, restructuring and other productivity initiatives. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact Tyco or the markets and industries in which it competes; unanticipated expenses such as litigation or legal settlement expenses; tax law changes; and industry specific events or conditions that may adversely impact revenue or other financial projections. Actual results could differ materially from anticipated results. Tyco is under no obligation (and expressly disclaims any obligation) to update its forward-looking statements. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 27, 2013, subsequent quarterly reports on Form 10-Q, and its Form 10-K for the fiscal year ended September 26, 2014 to be filed with the SEC.

# # #

TYCO INTERNATIONAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(Unaudited)

	Quarters Ended		Twelve Months Ended
	September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013

Revenue from product sales	$1,668	$1,536	$6,221	$5,855
Service revenue	1,036	1,074	4,119	4,218
Net revenue	2,704	2,610	10,340	10,073
Cost of product sales	1,145	1,034	4,253	3,990
Cost of services	577	599	2,302	2,412
Selling, general and administrative expenses	1,162	714	3,040	2,843
Separation costs	—	(1)	1	8
Restructuring and asset impairment charges, net	20	29	47	111
Operating (loss) income	(200)	235	697	709
Interest income	4	3	14	16
Interest expense	(24)	(25)	(97)	(100)
Other expense, net	1	1	(1)	(29)
(Loss) income from continuing operations before income taxes	(219)	214	613	596
Income tax benefit (expense)	140	(52)	(24)	(108)
Equity (loss) income in earnings of unconsolidated subsidiaries	—	(30)	206	(48)
(Loss) income from continuing operations	(79)	132	795	440
(Loss) income from discontinued operations, net of income taxes	(13)	31	1,044	93
Net (loss) income	(92)	163	1,839	533
Less: noncontrolling interest in subsidiaries net (loss) income	(3)	(3)	1	(3)
Net (loss) income attributable to Tyco common shareholders	$(89)	$166	$1,838	$536
Amounts attributable to Tyco common shareholders:
(Loss) income from continuing operations	$(76)	$135	$794	$443
(Loss) income from discontinued operations	(13)	31	1,044	93
Net (loss) income attributable to Tyco common shareholders	$(89)	$166	$1,838	$536
Basic earnings per share attributable to Tyco common shareholders:
(Loss) income from continuing operations	$(0.17)	$0.29	$1.74	$0.96
(Loss) income from discontinued operations	(0.03)	0.07	2.30	0.19
Net (loss) income attributable to Tyco common shareholders	$(0.20)	$0.36	$4.04	$1.15
Diluted earnings per share attributable to Tyco common shareholders:
(Loss) income from continuing operations	$(0.17)	$0.29	$1.71	$0.94
(Loss) income from discontinued operations	(0.03)	0.06	2.26	0.20
Net (loss) income attributable to Tyco common shareholders	$(0.20)	$0.35	$3.97	$1.14
Weighted average number of shares outstanding:
Basic	438	463	455	465
Diluted	438	471	463	472

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company's Current Report on Form 8-K filed on May 16, 2014 for the fiscal year ended September 27, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 27, 2014.

TYCO INTERNATIONAL LTD.
RESULTS OF SEGMENTS
(in millions)
(Unaudited)

	Quarters Ended				Twelve Months Ended
	September 26, 2014		September 27, 2013		September 26, 2014		September 27, 2013
Net Revenue
NA Installation & Services	$1,012		$996		$3,876		$3,891
ROW Installation & Services	1,011		987		3,920		3,843
Global Products	681		627		2,544		2,339
Total Net Revenue	$2,704		$2,610		$10,340		$10,073

Operating (Loss) Income and Margin
NA Installation & Services	$117	11.6%	$113	11.3%	$450	11.6%	$388	10.0%
ROW Installation & Services	101	10.0%	83	8.4%	409	10.4%	333	8.7%
Global Products	129	18.9%	119	19.0%	458	18.0%	307	13.1%
Corporate and Other	(547)	N/M	(80)	N/M	(620)	N/M	(319)	N/M
Operating (Loss) Income and Margin	$(200)	N/M	$235	9.0%	$697	6.7%	$709	7.0%

TYCO INTERNATIONAL LTD.
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	September 26, 2014	September 27, 2013
Assets
Current Assets:
Cash and cash equivalents	$892	$563
Accounts receivable, net	1,750	1,704
Inventories	628	645
Prepaid expenses and other current assets	1,153	839
Deferred income taxes	307	250
Assets held for sale	21	856
Total Current Assets	4,751	4,857
Property, plant and equipment, net	1,269	1,284
Goodwill	4,126	4,162
Intangible assets, net	737	791
Other assets	926	1,082
Total Assets	$11,809	$12,176

Liabilities and Equity
Current Liabilities:
Loans payable and current maturities of long-term debt	$20	$20
Accounts payable	871	848
Accrued and other current liabilities	2,167	1,852
Deferred revenue	400	393
Liabilities held for sale	13	236
Total Current Liabilities	3,471	3,349
Long-term debt	1,443	1,443
Deferred revenue	335	370
Other liabilities	1,877	1,881
Total Liabilities	7,126	7,043

Redeemable noncontrolling interest	13	12

Total Tyco shareholders' equity	4,647	5,098
Nonredeemable noncontrolling interest	23	23
Total Equity	4,670	5,121
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$11,809	$12,176

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company's Current Report on Form 8-K filed on May 16, 2014 for the fiscal year ended September 27, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 27, 2014.

TYCO INTERNATIONAL LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	For the Quarters Ended		For the Twelve Months Ended
	September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013

Cash Flows From Operating Activities:
Net (loss) income attributable to Tyco common shareholders	$(89)	$166	$1,838	$536
Noncontrolling interest in subsidiaries net (loss) income	(3)	(3)	1	(3)
Income (loss) from discontinued operations, net of income taxes	13	(31)	(1,044)	(93)
(Loss) income from continuing operations	(79)	132	795	440
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	91	98	361	382
Non-cash compensation expense	24	16	72	63
Deferred income taxes	(191)	57	(106)	5
Provision for losses on accounts receivable and inventory	13	18	44	70
Non-cash restructuring and asset impairment charges, net	1	—	2	1
Legacy legal matters	—	—	(92)	—
Loss (gain) on divestitures	—	10	(2)	20
(Gain) loss on investments	(1)	28	(215)	42
Other non-cash items	6	1	25	64
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(54)	(43)	(93)	(75)
Contracts in progress	(49)	(7)	(98)	(20)
Inventories	—	35	(13)	(36)
Prepaid expenses and other assets	(52)	(15)	(91)	31
Accounts payable	38	32	53	(12)
Accrued and other liabilities	565	5	205	(226)
Deferred revenue	(11)	(31)	(24)	(32)
Income taxes, net	22	(36)	28	(31)
Other	(12)	34	(20)	8
Net cash provided by operating activities	311	334	831	694
Net cash (used in) provided by discontinued operating activities	(19)	39	81	156
Cash Flows From Investing Activities:
Capital expenditures	(78)	(65)	(288)	(270)
Proceeds from disposal of assets	3	1	10	5
Acquisition of businesses, net of cash acquired	(2)	(154)	(65)	(229)
Acquisition of dealer generated customer accounts and bulk account purchases	(5)	(5)	(25)	(19)
Divestiture of business, net of cash divested	—	—	1	17
Sales and maturities of investments	—	79	283	182
Purchases of investments	(54)	(45)	(386)	(227)
Sale of equity investment	—	—	250	—
Decrease (increase) in restricted cash	2	1	3	(8)
Other	(4)	6	(4)	4
Net cash used in investing activities	(138)	(182)	(221)	(545)
Net cash (used in) provided by discontinued investing activities	—	(28)	1,789	(110)
Cash Flows From Financing Activities:
Proceeds from issuance of short-term debt	—	95	830	475
Repayment of short-term debt	—	(114)	(831)	(505)
Proceeds from exercise of share options	12	28	91	153
Dividends paid	(80)	(74)	(311)	(288)
Repurchase of common shares by treasury	(1,027)	—	(1,833)	(300)
Purchase of noncontrolling interest	(66)	—	(66)	—
Transfer from discontinued operations	(19)	11	1,870	76
Other	(1)	5	(11)	(30)
Net cash used in financing activities	(1,181)	(49)	(261)	(419)
Net cash provided by (used in) discontinued financing activities	19	(11)	(1,870)	(76)
Effect of currency translation on cash	(12)	5	(20)	(11)
Net (decrease) increase in cash and cash equivalents	(1,020)	108	329	(311)
Less: net decrease in cash and cash equivalents related to discontinued operations	—	—	—	(30)
Cash and cash equivalents at beginning of period	1,912	455	563	844
Cash and cash equivalents at end of period	$892	$563	$892	$563

Reconciliation to "Free Cash Flow":
Net cash provided by operating activities	$311	$334	$831	$694
Capital expenditures, net	(75)	(64)	(278)	(265)
Acquisition of dealer generated customer accounts and bulk account purchases	(5)	(5)	(25)	(19)
Purchase accounting and holdback liabilities	—	5	—	(2)
Free Cash Flow	$231	$270	$528	$408

Reconciliation to "Adjusted Free Cash Flow":
CIT settlement	$—	$—	$(17)	$—
IRS litigation costs	(1)	—	—	—
Separation costs	37	20	108	188
Restructuring and repositioning costs	25	34	104	95
Environmental remediation payments	3	27	63	51
Legal settlements	—	—	6	46
Net asbestos payments (recoveries)	5	10	18	(14)
Cash payment from Covidien/TE Connectivity	—	—	149	11
Cash payment from ADT Resi/Pentair	9	—	39	—
Acquisition/integration costs	3	1	3	1
Special Items	$81	$92	$473	$378

Adjusted Free Cash Flow	$312	$362	$1,001	$786

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

 TYCO INTERNATIONAL LTD.
ORGANIC GROWTH RECONCILIATION - REVENUE
(in millions)
(Unaudited)

		Quarter Ended September 26, 2014

		Base Year
	Net Revenue for the Quarter Ended September 27, 2013	Adjustments		Adjusted Fiscal 2013 Base Revenue							Net Revenue for the Quarter Ended September 26, 2014
		Divestitures / Other			Foreign Currency		Acquisitions		Organic Revenue(1)
NA Installation & Services	$996	$—	—%	$996	$(5)	(0.5)%	$5	0.5%	$16	1.6%	$1,012	1.6%
ROW Installation & Services	987	(20)	(2.0)%	967	6	0.6%	20	2.0%	18	1.9%	1,011	2.4%
Global Products	627	—	—%	627	(1)	(0.2)%	7	1.1%	48	7.7%	681	8.6%
Total Net Revenue	$2,610	$(20)	(0.8)%	$2,590	$—	—%	$32	1.2%	$82	3.2%	$2,704	3.6%

(1) Organic revenue growth percentage based on adjusted fiscal 2013 base revenue.

		Year Ended September 26, 2014

		Base Year
	Net Revenue for the Twelve Months Ended September 27, 2013	Adjustments		Adjusted Fiscal 2013 Base Revenue							Net Revenue for the Twelve Months Ended September 26, 2014
		Divestitures / Other (2)			Foreign Currency		Acquisitions		Organic Revenue(1)
NA Installation & Services	$3,891	$(42)	(1.1)%	$3,849	$(29)	(0.7)%	$19	0.5%	$37	1.0%	$3,876	(0.4)%
ROW Installation & Services	3,843	(67)	(1.7)%	3,776	(46)	(1.2)%	119	3.1%	71	1.9%	3,920	2.0%
Global Products	2,339	2	0.1%	2,341	(7)	(0.3)%	63	2.7%	147	6.3%	2,544	8.8%
Total Net Revenue	$10,073	$(107)	(1.1)%	$9,966	$(82)	(0.8)%	$201	2.0%	$255	2.6%	$10,340	2.7%

(1) Organic revenue growth percentage based on adjusted fiscal 2013 base revenue.
(2)Amounts include the transfer of a business from NA Installation & Services to Global Products.

Earnings Per Share Summary
(Unaudited)

	Quarter Ended	Year Ended	Quarter Ended	Year Ended
	Sept. 26, 2014	Sept. 26, 2014	Sept. 27, 2013	Sept. 27, 2013
Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$(0.17)	$1.71	$0.29	$0.94

expense / (benefit)

Restructuring and repositioning activities	0.05	0.14	0.06	0.21

Separation costs included in SG&A	0.02	0.08	0.02	0.10

(Gains) / losses on divestitures, net included in SG&A	—	(0.01)	0.02	0.04

Acquisition / integration costs	—	—	—	0.01

Asbestos	0.66	0.63	—	0.03

Environmental remediation	—	—	—	0.13

Tyco share of Atkore impairment	—	—	0.04	0.03

Legacy legal items	—	—	—	0.04

Loss on sale of investment	—	0.02	—	—

CIT settlement	—	(0.03)	—	—

Settlement with former management	—	(0.13)	—	—

Separation costs	—	—	—	0.02

Tax items	—	0.03	0.04	0.04

2012 Tax Sharing Agreement	—	0.01	—	0.07

Gain on sale of Atkore divestiture	—	(0.46)	—	—

Total Before Special Items	$0.56	$1.99	$0.47	$1.66

Tyco International Ltd.
For the Quarter Ended September 26, 2014
(in millions, except per share data)
(Unaudited)
expense / (benefit)

Segments
	NA Installation & Services		ROW Installation & Services		Global Products		Segment Revenue		Corporate and Other		Total Revenue
Revenue (GAAP)	$1,012		$1,011		$681		$2,704		$—		$2,704

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products	Margin	Segment Operating Income	Margin	Corporate and Other	Margin	Total Operating Income	Margin	Interest (Expense), net	Other (Expense), net	Income Tax (Expense)	Equity in earnings of unconsolidated subsidiaries	Noncontrolling Interest	(Loss)Income from Continuing Operations Attributable to Tyco Shareholders	Diluted EPS from Continuing Operations Attributable to Tyco Shareholders
Operating Income (GAAP)	$117	11.6%	$101	10.0%	$129	18.9%	$347	12.8%	($547)	N/M	($200)	N/M	($20)	$1	$140	—	$3	($76)	($0.17)

Restructuring and repositioning activities	6		16		1		23		13		36				(11)			25	0.05

Restructuring charges in cost of sales and SG&A					2		2				2							2	—

Separation costs included in SG&A	11						11				11				(3)			8	0.02

(Gains) / losses on divestitures, net included in SG&A															(2)			(2)	—

Acquisition / integration costs			1		(1)		—				—				(1)			(1)	—

Asbestos									467		467				(173)			294	0.66

IRS litigation costs									4		4				(2)			2	—

Tax items															(1)			(1)	—

2012 Tax Sharing Agreement														1				1	—

Total Before Special Items	$134	13.2%	$118	11.7%	$131	19.2%	$383	14.2%	($63)	N/M	$320	11.8%	($20)	$2	($53)	$—	$3	$252	$0.56

															Diluted Shares Outstanding				438
															Diluted Shares Outstanding - Before Special Items				447

Tyco International Ltd.
For the Year Ended September 26, 2014
(in millions, except per share data)
(Unaudited)
expense / (benefit)

Segments
	NA Installation & Services		ROW Installation & Services		Global Products		Segment Revenue		Corporate and Other		Total Revenue
Revenue (GAAP)	$3,876		$3,920		$2,544		$10,340		$—		$10,340

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products	Margin	Segment Operating Income	Margin	Corporate and Other	Margin	Total Operating Income	Margin	Interest (Expense), net	Other (Expense), net	Income Tax (Expense)	Equity in earnings of unconsolidated subsidiaries	Noncontrolling Interest	Income from Continuing Operations Attributable to Tyco Shareholders	Diluted EPS from Continuing Operations Attributable to Tyco Shareholders
Operating Income (GAAP)	$450	11.6%	$409	10.4%	$458	18.0%	$1,317	12.7%	($620)	N/M	$697	6.7%	($83)	($1)	($24)	$206	($1)	$794	$1.71

Restructuring and repositioning activities	13		31		10		54		37		91				(28)			63	0.14

Restructuring charges in cost of sales and SG&A					2		2				2							2	—

Separation costs included in SG&A	51						51		1		52				(15)			37	0.08

(Gains) / losses on divestitures, net included in SG&A			1				1		(3)		(2)				(2)			(4)	(0.01)

Acquisition / integration costs			3				3				3				(1)			2	—

Settlement with former management									(96)		(96)				37			(59)	(0.13)

Asbestos									462		462				(171)			291	0.63

IRS litigation costs									4		4				(2)			2	—

CIT settlement									(16)		(16)							(16)	(0.03)

Loss on sale of investment			7				7				7							7	0.02

Separation costs									1		1							1	—

Tax items															12			12	0.03

2012 Tax Sharing Agreement														6				6	0.01

Gain on sale of Atkore divestiture																(216)		(216)	(0.46)

Total Before Special Items	$514	13.3%	$451	11.5%	$470	18.5%	$1,435	13.9%	($230)	N/M	$1,205	11.7%	($83)	$5	($194)	($10)	($1)	$922	$1.99

															Diluted Shares Outstanding				463
															Diluted Shares Outstanding - Before Special Items				463

Tyco International Ltd.
For the Quarter Ended September 27, 2013
(in millions, except per share data)
(Unaudited)
expense / (benefit)

Segments
	NA Installation & Services		ROW Installation & Services		Global Products		Segment Revenue		Corporate and Other		Total Revenue
Revenue (GAAP)	$996		$987		$627		$2,610		$—		$2,610

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products	Margin	Segment Operating Income	Margin	Corporate and Other	Margin	Total Operating Income	Margin	Interest (Expense), net	Other (Expense), net	Income Tax (Expense)	Equity in earnings of unconsolidated subsidiaries	Noncontrolling Interest	Income from Continuing Operations Attributable to Tyco Shareholders	Diluted EPS from Continuing Operations Attributable to Tyco Shareholders
Operating Income (GAAP)	$113	11.3%	$83	8.4%	$119	19.0%	$315	12.1%	($80)	N/M	$235	9.0%	($22)	$1	($52)	($30)	$3	$135	$0.29

Restructuring and repositioning activities	14		12		2		28		11		39				(14)			25	0.06

Separation costs included in SG&A	9						9		5		14				(8)			6	0.02

(Gains) / losses on divestitures, net included in SG&A	(3)		13				10				10							10	0.02

Acquisition / integration costs			1		1		2				2							2	—

Asset impairment charges			1				1				1							1	—

Asbestos									2		2							2	—

Tyco share of Atkore impairment																21		21	0.04

Separation costs									(1)		(1)							(1)	—

Tax items															16			16	0.04

2012 Tax Sharing Agreement														1				1	—

Total Before Special Items	$133	13.4%	$110	11.1%	$122	19.5%	$365	14.0%	($63)	N/M	$302	11.6%	($22)	$2	($58)	($9)	$3	$218	$0.47

															Diluted Shares Outstanding				471
															Diluted Shares Outstanding - Before Special Items				471

Tyco International Ltd.
For the Year Ended September 27, 2013
(in millions, except per share data)
(Unaudited)
expense / (benefit)

Segments
	NA Installation & Services		ROW Installation & Services		Global Products		Segment Revenue		Corporate and Other		Total Revenue
Revenue (GAAP)	$3,891		$3,843		$2,339		$10,073		$—		$10,073

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products	Margin	Segment Operating Income	Margin	Corporate and Other	Margin	Total Operating Income	Margin	Interest (Expense), net	Other (Expense), net	Income Tax (Expense)	Equity in earnings of unconsolidated subsidiaries	Noncontrolling Interest	Income from Continuing Operations Attributable to Tyco Shareholders	Diluted EPS from Continuing Operations Attributable to Tyco Shareholders
Operating Income (GAAP)	$388	10.0%	$333	8.7%	$307	13.1%	$1,028	10.2%	($319)	N/M	$709	7.0%	($84)	($29)	($108)	($48)	$3	$443	$0.94

Restructuring and repositioning activities	36		63		12		111		19		130				(33)			97	0.21

Separation costs included in SG&A	49						49		12		61				(13)			48	0.10

(Gains) / losses on divestitures, net included in SG&A	1		14				15		5		20				(2)			18	0.04

Acquisition / integration costs			2		2		4				4							4	0.01

Asset impairment charges			1				1				1							1	—

Asbestos									12		12							12	0.03

Environmental remediation					100		100				100				(39)			61	0.13

Tyco share of Atkore impairment																21		21	0.03

Legacy legal items									27		27				(9)			18	0.04

Separation costs									8		8							8	0.02

Tax items															22			22	0.04

2012 Tax Sharing Agreement														32				32	0.07

Total Before Special Items	$474	12.2%	$413	10.7%	$421	18.0%	$1,308	13.0%	($236)	N/M	$1,072	10.6%	($84)	$3	($182)	($27)	$3	$785	$1.66

															Diluted Shares Outstanding				472
															Diluted Shares Outstanding - Before Special Items				472